LIFE PARTNERS ISSUES PRELIMINARY Q2 EARNINGS

WACO, TX — September 16, 2009 — Life Partners Holdings, Inc. (Nasdaq GS: LPHI), parent company of Life Partners, Inc., today announced its preliminary financial results for its second fiscal quarter and first half ended August 31, 2009.  Life Partners expects to report second quarter earnings of $0.51 per share, a 16% increase compared with earnings of $0.44 per share last year.  For the six months ended August 31, 2009, the company expects to report earnings of $1.01 per share, a 17% increased compared with $0.86 per share for the same period last year.

For the quarter ended August 31, 2009, Life Partners expects to report $29.1 million in revenues, a 17% increase over the $24.8 million reported for the same period last year.  For the six months ended August 31, 2009, the company expects to report revenues of $56.5 million, a 15% increase over the $49.2 million reported for the same period last year.

All per share information is adjusted for the 5-for-4 stock split in February 2009.

Among the key financial results reported are:

SECOND QUARTER
	Q2 2010	Q2 2009
Revenues	$29.1 million	$24.8 million
Income from Operations	$11.1 million	$ 9.5 million
Pre-tax Income	$11.7 million	$10.0 million
Net Income	$ 7.6 million	$ 6.6 million
Earnings Per Share (basic and diluted)	$ 0.51 per share	$ 0.44 per share

SIX MONTHS
	2010	2009
Revenues	$56.5 million	$49.2 million
Income from Operations	$22.1 million	$19.0 million
Pre-tax Income	$23.3 million	$19.8 million
Net Income	$15.1 million	$12.9 million
Earnings Per Share (basic and diluted)	$ 1.01 per share	$ 0.86 per share

Brian Pardo, Chief Executive Officer of Life Partners Holdings, Inc., said, “As recent news reports and these numbers show, we continue to see substantial growth in the life settlement industry and in Life Partners specifically.  By concentrating on bringing value to all parties in our life settlement transactions, we ultimately bring value to our shareholders.  Our focus on bringing value is what made us the number one fastest-growing small public company in America according to Fortune Small Business magazine.”

The company plans to report its financial results in its Form 10-Q to be filed with the United States Securities and Exchange Commission on or about October 10, 2009.

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”.  Since its incorporation in 1991, Life Partners has completed over 98,000 transactions for its worldwide client base of over 25,500 high net worth individuals and institutions in connection with the purchase of over 6,100 policies totaling over $2.1 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and projected total business volume, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see our most recent Form 10-K.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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Contact:

Life Partners Holdings, Inc.
Shareholder Relations, 254-751-7797
info@lifepartnersinc.com

www.lphi.com

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